Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:     781-393-4630

Fax:     781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q1 2018, UP

SIGNIFICANTLY, 26.5%; ASSETS AT $4.8 BB; REGULAR DIVIDEND DECLARED

Medford, MA, April 10, 2018 — Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $7,709,000 for the quarter ended March 31, 2018, or $1.38 per Class A share diluted, an increase of 26.5% compared to net income of $6,096,000, or $1.09 per Class A share diluted, for the same period a year ago. Total assets decreased 0.2% from $4.79 billion at December 31, 2017 to $4.78 billion at March 31, 2018.

Net interest income totaled $22.5 million for the quarter ended March 31, 2018 compared to $20.5 million for the same period in 2017. The 9.8% increase in net interest income for the period is primarily due to an increase in average earning assets and an increase in the net interest margin. The net interest margin increased from 2.16% on a fully taxable equivalent basis in 2017 to 2.19% for the same period in 2018. This was primarily the result of an increase in rates on earning assets. The average balances of earning assets increased by 1.8% combined with a similar increase in average deposits. Also, interest expense increased 44.9% primarily as a result of an increase in rates on deposit balances.

The Company’s effective tax rate increased from 2.3% for the first quarter of 2017 to 6.1% for the same period in 2018, primarily as a result of an increase in taxable income offset, somewhat, by a decrease in the federal tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act.

At March 31, 2018, total equity was $268.2 million compared to $260.3 million at December 31, 2017. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.77% at March 31, 2018, compared to 6.70% at December 31, 2017. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of March 31, 2018 was $48.17 per share compared to $46.75 at December 31, 2017.

The Company’s allowance for loan losses was $26.7 million or 1.22% of loans outstanding at March 31, 2018, compared to $26.3 million or 1.21% of loans outstanding at December 31, 2017, and $24.8 million or 1.22% of loans outstanding at March 31, 2017. The ratio of the allowance for loan losses to loans outstanding has remained relatively stable. Non-performing assets totaled $1.4 million at March 31, 2018, compared to $1.7 million at December 31, 2017 and $810,000 at March 31, 2017.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable May 15, 2018 to stockholders of record on May 1, 2018.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	March 31, 2018	December 31, 2017
Cash and Due From Banks	$64,544	$77,199
Federal Funds Sold and Interest-bearing Deposits In Other Banks	186,125	279,231
Securities Available-for-Sale (AFS)	372,601	397,475
Securities Held-to-Maturity	1,817,633	1,701,233
Federal Home Loan Bank of Boston stock, at cost	20,050	21,779

Loans:
Commercial & Industrial	758,621	763,807
Municipal	104,044	106,599
Construction & Land Development	17,583	18,931
Commercial Real Estate	726,440	732,491
Residential Real Estate	300,941	287,731
Consumer and Other	19,339	19,040
Home Equity	260,179	247,345

Total Loans	2,187,147	2,175,944
Less: Allowance for Loan Losses	26,695	26,255

Net Loans	2,160,452	2,149,689

Bank Premises and Equipment, net	23,220	23,527
Accrued Interest Receivable	10,844	11,179
Goodwill	2,714	2,714
Other Assets	118,499	121,546

Total Assets	$4,776,682	$4,785,572

Liabilities
Demand Deposits	$715,032	$736,020

Interest Bearing Deposits:
Savings and NOW Deposits	1,409,157	1,367,358
Money Market Accounts	1,195,785	1,188,228
Time Deposits	615,822	625,361

Total Interest Bearing Deposits	3,220,764	3,180,947

Total Deposits	3,935,796	3,916,967

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	141,560	158,990
Other Borrowed Funds	317,054	347,778

Total Borrowed Funds	458,614	506,768
Other Liabilities	77,989	65,457
Subordinated Debentures	36,083	36,083

Total Liabilities	4,508,482	4,525,275
Total Stockholders’ Equity	268,200	260,297

Total Liabilities & Stockholders’ Equity	$4,776,682	$4,785,572

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter ended March 31, 2018 and 2017

(in thousands)

	Quarter ended March 31,
	2018	2017
Interest Income:
Loans	$18,267	$15,100
Securities Held-to-Maturity	10,288	9,535
Securities Available-for-Sale	1,992	1,611
Federal Funds Sold and Interest-bearing Deposits In Other Banks	883	393

Total Interest Income	31,430	26,639

Interest Expense:
Savings and NOW Deposits	2,223	1,227
Money Market Accounts	2,453	1,274
Time Deposits	2,363	1,651
Securities Sold Under Agreements to Repurchase	181	103
Other Borrowed Funds and Subordinated Debentures	1,742	1,928

Total Interest Expense	8,962	6,183

Net Interest Income	22,468	20,456
Provision For Loan Losses	450	400

Net Interest Income After
Provision for Loan Losses	22,018	20,056

Other Operating Income
Service Charges on Deposit Accounts	2,067	2,016
Lockbox Fees	791	771
Net Gain on Sales of Loans	—	101
Net Gain on Sales of Securities	197	—
Other Income	1,138	1,021

Total Other Operating Income	4,193	3,909

Operating Expenses
Salaries and Employee Benefits	11,225	10,865
Occupancy	1,637	1,741
Equipment	794	706
FDIC Assessment	383	438
Other	3,962	3,975

Total Operating Expenses	18,001	17,725

Income Before Income Taxes	8,210	6,240
Income Tax Expense	501	144

Net Income	$7,709	$6,096

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	March 31, 2018	March 31, 2017
Cash and Due From Banks	$72,612	$75,497
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	230,194	204,527

Securities Available-For-Sale (AFS)	406,087	533,486
Securities Held-to-Maturity (HTM)	1,741,492	1,751,435

Total Loans	2,175,170	1,984,700
Less: Allowance for Loan Losses	26,546	24,580

Net Loans	2,148,624	1,960,120

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(4,586)	(7,751)
Bank Premises and Equipment	23,430	23,569
Accrued Interest Receivable	10,731	10,015
Goodwill	2,714	2,714
Other Assets	123,550	116,347

Total Assets	$4,754,848	$4,669,959

Liabilities
Demand Deposits	$706,959	$675,941

Interest Bearing Deposits:
Savings and NOW Deposits	1,494,919	1,453,299
Money Market Accounts	1,180,436	1,216,690
Time Deposits	604,814	501,857

Total Interest Bearing Deposits	3,280,169	3,171,846

Total Deposits	3,987,128	3,847,787

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	160,223	200,457
Other Borrowed Funds	238,260	283,650

Total Borrowed Funds	398,483	484,107

Other Liabilities	69,218	58,663
Subordinated Debentures	36,083	36,083

Total Liabilities	4,490,912	4,426,640

Total Stockholders’ Equity	263,936	243,319

Total Liabilities & Stockholders’ Equity	$4,754,848	$4,669,959

Total Average Earning Assets—YTD	$4,552,943	$4,474,148

Century Bancorp, Inc. and Subsidiaries

\Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	March 31, 2018	March 31, 2017
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.38	$1.09
Return on average assets, quarter	0.66%	0.53%
Return on average stockholders’ equity, quarter	11.85%	10.16%
Net interest margin (taxable equivalent), quarter	2.19%	2.16%
Efficiency ratio, quarter — Non-GAAP (1)	62.6%	64.0%
Book value per share	$48.17	$44.24
Tangible book value per share — Non-GAAP (1)	$47.68	$43.75
Capital / assets	5.61%	5.38%
Tangible capital / tangible assets — Non-GAAP (1)	5.56%	5.33%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,567,909

Shares outstanding Class A	3,608,029	3,600,729
Shares outstanding Class B	1,959,880	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data
Allowance for loan losses / loans	1.22%	1.22%
Nonaccrual loans	$1,386	$810
Nonperforming assets	$1,386	$810
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$5,415	$3,492
Net charge-offs (recoveries), quarter	$10	$(21)

Leverage ratio	6.77%	6.12%
Common equity tier 1 risk weighted capital ratio	10.79%	10.06%
Tier 1 risk weighted capital ratio	12.10%	11.27%
Total risk weighted capital ratio	13.10%	12.25%
Total risk weighted assets	$2,660,535	$2,532,933

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio
Total operating expenses (numerator)	$18,001	$17,725

Net interest income	$22,468	$20,456
Total other operating income	4,193	3,909
Tax equivalent adjustment	2,077	3,336

Total income (denominator)	$28,738	$27,701

Efficiency ratio, year — Non-GAAP	62.6%	64.0%

Calculation of tangible book value per share
Total stockholders’ equity	$268,200	$246,328
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$265,486	$243,614

Total shares outstanding at period end (denominator)	5,567,909	5,567,909

Tangible book value per share — Non-GAAP	$47.68	$43.75
Book value per share — GAAP	$48.17	$44.24

Calculation of tangible capital / tangible assets
Total stockholders’ equity	$268,200	$246,328
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$265,486	$243,614

Total assets	$4,776,682	$4,577,385
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$4,773,968	$4,574,671

Tangible capital / tangible assets — Non-GAAP	5.56%	5.33%
Capital / assets — GAAP	5.61%	5.38%